UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2014

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) Election of Directors

On August 28, 2014, the Board of Directors of First BanCorp. (the "Corporation") and FirstBank Puerto Rico (the "Bank"), the Corporation's wholly owned subsidiary bank, determined to elect Mr. Juan Acosta Reboyras to serve as a director on the Corporation’s and the Bank's Board of Directors. Mr. Acosta Reboyras’ term as a director of the Bank was effective as of August 28, 2014 and his term as a director of the Corporation will be effective as soon as possible after the fulfillment of the prior notice requirements of 12 U.S.C. § 1831i and Subpart H of Regulation Y promulgated by the Board of Governors of the Federal Reserve System.

On September 3, 2014, the Corporation and Mr. Acosta Reboyras entered into an Offer Letter pursuant to which Mr. Acosta Reboyras will be paid fees for his services as a Director a total amount equal to $100,000 per year (such amount, the "Annual Fee"). The Annual Fee shall be payable seventy-five percent (75%) in cash (the "Annual Retainer") and twenty-five percent (25%) in the form of an annual grant of restricted stock (the "Restricted Stock"), under the Corporation’s 2008 Omnibus Incentive Plan, as amended on December 9, 2011. The cash Annual Retainer shall be paid in equal installments on a monthly basis over a twelve-month period. The Restricted Stock shall be awarded at the beginning of each twelve-month period during which Mr. Acosta Reboyras is a Director and shall be subject to a twelve-month vesting period. In addition, he may receive additional compensation in the form of retainers depending upon the Board committees on which he may be appointed to by the Board. In connection with the performance of his duties as a director, Mr. Acosta Reboyras will be entitled to reimbursement of certain expenses. The Annual Fee, the reimbursement of expenses and the additional payments for service on the various Board committees are consistent with the current director compensation structure.

In addition, Mr. Acosta Reboyras received a one-time grant of $150,000 payable in restricted stock (the "Additional Restricted Stock") upon his election as a director of the Bank on August 28, 2014. This grant is consistent with awards made to directors in April 2014. The Additional Restricted Stock shall vest solely on the basis of the passage of time ratably over a five-year period.

Mr. Acosta Reboyras is the co-founder of Acosta & Ramírez LLP, a widely recognized law firm in the practice of tax law and related areas in the Commonwealth of Puerto Rico established in 1998. Prior to co-founding the firm, Mr. Acosta Reboyras was a partner and tax division director at two other prominent law firms in Puerto Rico and partner in charge of the San Juan office Tax Division of a leading national accounting firm for approximately 20 years.

The Board committees on which Mr. Acosta Reboyras will serve have not been determined.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

5.02(e) Adoption of Deferred Compensation Plan

Effective August 28, 2014 the Board of Directors of the Corporation, adopted the FirstBank Master Deferred Compensation Plan (the "Plan").

Pursuant to the Plan, a select group of management and highly compensated employees of FirstBank are eligible to defer the payment of compensation, including salary and bonus. The Plan will be administered by the Board or by any person or group of persons appointed from time to time by the Board.

A copy of the Plan will be filed with the Form 10-Q of the Corporation for the quarter ending September 30, 2014.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit - Description of Exhibit

10.1 - Offer Letter between First BanCorp. and Juan Acosta Reboyras

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

September 3, 2014	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter between First BanCorp. and Juan Acosta Reboyras